Exhibit 5.1

January 9, 2026

Data I/O Corporation

6464 185th Avenue N.E., Suite 100

Redmond, WA 98052

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Data I/O Corporation, a Washington corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to the offer and sale by the Company from time to time of up to $20,000,000 aggregate offering amount of (i) shares of its common stock, without par value (the “Common Stock”), (ii) shares of its preferred stock, without par value (the “Preferred Stock”), (iii) its debt securities (the “Debt Securities”), (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), (v) subscription rights (the “Subscription Rights”), (vi) share purchase contracts (the “Share Purchase Contracts”) and (vii) units consisting of any combination of Common Stock, Preferred Stock, Debt Securities, Warrants, Subscription Rights and Share Purchase Contracts (the “Units” and, together with the Common Stock, Preferred Stock, Debt Securities, Warrants, Subscription Rights and Share Purchase Contracts, the “Securities”), including any Securities issuable upon conversion, exchange or exercise of the Securities. The Debt Securities will be issued under an indenture (as it may be supplemented or amended from time to time, the “Indenture”), to be entered into between the Company and the trustee named therein, as trustee (the “Trustee”), the form of which is attached to the Registration Statement as Exhibit 4.3.

We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements and instruments, that such agreements and instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements and instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates or comparable documents of officers and other representatives of the Company and of public officials.

Based on the foregoing, and assuming that (i) the Registration Statement and all amendments thereto (including post-effective amendments) will have become effective under the Securities Act and will continue to be so effective, (ii) a prospectus supplement to the prospectus contained in the Registration Statement, describing the Securities offered thereby, will have been prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act, (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable

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prospectus supplement, (iv) with respect to any newly-issued shares of Common Stock or Preferred Stock to be offered by the Company pursuant to the Registration Statement, there will be sufficient shares of Common Stock or Preferred Stock, as applicable, authorized under the organizational documents of the Company and not otherwise reserved for issuance, (v) the organizational documents of the Company, each as amended as of the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of our opinions set forth below, (vi) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance, sale or delivery of such Security, nor the compliance by the Company with the terms of such Security, (a) will violate (1) any applicable law or (2) the organizational documents of the Company or (b) will result in a violation or breach of (1) any provision of any instrument or agreement then binding upon the Company or any of its assets or (2) any restriction imposed by any court or governmental body having jurisdiction over the Company or any of its assets, (vii) any applicable purchase, underwriting or similar agreement, and any other applicable agreement with respect to any Securities offered or sold, will have been duly authorized and validly executed and delivered by the Company and (viii) any Securities issuable upon conversion, exchange, exercise or settlement of any Security being offered or sold will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, exercise or settlement, we are of the opinion that:

1.

With respect to any shares of Common Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Common Shares”), when (a) the board of directors of the Company, a duly constituted and acting committee thereof or any officers of the Company delegated such authority (such board of directors, committee or officers being referred to herein as the “Board”) have taken all necessary corporate action to authorize and approve the terms of the issuance and sale of the Offered Common Shares in conformity with the organizational documents of the Company and (b) certificates in the form required by the Washington Business Corporation Act (the “WBCA”) representing the Offered Common Shares have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion, exchange, exercise or settlement of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, exercise or settlement as approved by the Board, for the consideration approved by the Board (which consideration is not less than the par value of the Common Stock), then the Offered Common Shares will be validly issued, fully paid and non-assessable.

2.

With respect to any shares of any class or series of Preferred Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Preferred Shares”), when (a) the Board has taken all necessary corporate action to establish the applicable class or series of Preferred Stock in accordance with the WBCA (including, without limitation, by the Company properly filing a certificate of designations with respect to such class or series of Preferred Stock with the Secretary of State of the State of Washington), (b) the Board has taken all necessary corporate action to authorize and approve the terms of the Offered Preferred Stock and their issuance and sale in conformity with the terms of the applicable class or series of Preferred Stock as established by the Board and (c) certificates in the form required by the

WBCA representing the Offered Preferred Shares have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (which consideration is not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion, exchange, exercise or settlement of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, exercise or settlement as approved by the Board, for the consideration approved by the Board (which consideration is not less than the par value of the Preferred Stock), then the Offered Preferred Shares will be validly issued, fully paid and non-assessable.

3.

With respect to any Debt Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when (a) the applicable Trustee has been qualified to act as trustee under the Indenture relating to the Offered Debt Securities (the “Applicable Indenture”), (b) the Applicable Indenture has been duly authorized, executed and delivered by the Company, (c) the Applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (d) the Board has taken all necessary corporate action to authorize and approve the terms of the Offered Debt Securities and their issuance and sale in conformity with the Applicable Indenture and (e) the Offered Debt Securities have been issued, executed and authenticated by the applicable Trustee in accordance with the terms of the Applicable Indenture and delivered either (i) in accordance with the applicable purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion, exchange, exercise or settlement of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, exercise or settlement as approved by the Board, for the consideration approved by the Board, then the Offered Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.

With respect to any Warrants to be offered by the Company pursuant to the Registration Statement (the “Offered Warrants”), when (a) a warrant agreement relating to the Offered Warrants (the “Warrant Agreement”), to be entered into between the Company and the warrant agent named therein (the “Warrant Agent”), has been duly authorized, executed and delivered by the Company, (b) the Board has taken all necessary corporate action to authorize and approve the terms of the Offered Warrants and their issuance and sale in conformity with the Warrant Agreement and (c) the Offered Warrants have been issued, executed and countersigned by the Warrant Agent in accordance with the terms of the Warrant Agreement and delivered either (i) in accordance with the applicable purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion or exchange of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exchange as approved by the Board, for the consideration approved by the Board, then the Offered Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.

With respect to any Subscription Rights to be offered by the Company pursuant to the Registration Statement (the “Offered Subscription Rights”), when (a) an agreement relating to the Offered Subscription Rights (the “Subscription Rights Agreement”), to be entered into between the Company and the underwriters named therein (the “Subscription Rights Underwriter”), has been duly authorized, executed and delivered by the Company, (b) the Board has taken all necessary corporate action to authorize and approve the terms of the Offered Subscription Rights and their issuance and sale in conformity with the Subscription Rights Agreement and (c) the Offered Subscription Rights have been issued, executed and countersigned by the Subscription Rights Underwriter in accordance with the terms of the Subscription Rights Agreement and delivered either (i) in accordance with the applicable purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion or exchange of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exchange as approved by the Board, for the consideration approved by the Board, then the Offered Subscription Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.

With respect to any Share Purchase Contracts to be offered by the Company pursuant to the Registration Statement (the “Offered Share Purchase Contracts”), when (a) an agreement relating to the Offered Share Purchase Contracts (the “Purchase Agreement”), to be entered into between the Company and the purchasers named therein (the “Purchaser”), has been duly authorized, executed and delivered by the Company, (b) the Board has taken all necessary corporate action to authorize and approve the terms of the Offered Share Purchase Contracts and their issuance and sale in conformity with the Purchase Agreement and (c) the Offered Share Purchase Agreement has been issued, executed and countersigned by the Purchaser in accordance with the terms of the Purchase Agreement and delivered either (i) in accordance with the applicable purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion or exchange of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exchange as approved by the Board, for the consideration approved by the Board, then the Offered Share Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.

With respect to any Units to be offered by the Company pursuant to the Registration Statement (the “Offered Units”), when (a) a unit agreement relating to the Offered Units (the “Unit Agreement”), to be entered into between the Company and the unit agent named therein (the “Unit Agent”), has been duly authorized, executed and delivered by the Company, (b) the Board has taken all necessary corporate action to authorize and approve the terms of the Offered Units and their issuance and sale in conformity with the Unit Agreement and (c) the Offered Units have been issued, executed and countersigned by the Unit Agent in accordance with the terms of the Unit Agreement and delivered either (i) in accordance with the applicable purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion or exchange of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exchange as approved by the Board, for the consideration approved by the Board, then the Offered Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions set forth above are subject to the following qualifications and exceptions:

(a)

Our opinions set forth above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws).

(b)

Our opinions set forth above are subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

(c)

Our opinions set forth above are subject to limitations regarding the availability of indemnification and contribution where such indemnification or contribution may be limited by applicable law or the application of principles of public policy.

(d)

We express no opinion as to the enforceability of (i) provisions that relate to choice of law, forum selection or submission to jurisdiction (including, without limitation, any express or implied waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum), (ii) waivers by the Company of any statutory or constitutional rights or remedies, (iii) terms which excuse any person or entity from liability for, or require the Company to indemnify such person or entity against, such person’s or entity’s negligence or willful misconduct or (iv) obligations to pay any prepayment premium, default interest rate, early termination fee or other form of liquidated damages, if the payment of such premium, interest rate, fee or damages may be construed as unreasonable in relation to actual damages or disproportionate to actual damages suffered as a result of such prepayment, default or termination.

(e)	We draw your attention to the fact that, under certain circumstances, the enforceability of terms to the effect that provisions may not be waived or modified except in writing may be limited.

We note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a Security would be required to render that judgment in the foreign currency or currency unit in which the Security is denominated, and the judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment. We express no opinion as to the enforceability of provisions to the extent they require that a claim with respect to a Security (or a judgment in respect of such a claim) be converted into United States dollars at a particular rate of exchange and/or on a particular date, to the extent applicable law provides otherwise.

Our opinions expressed above are limited to the laws of the State of Washington and the State of New York.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely, /s/ Dorsey & Whitney LLP

KRA/DM